UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2024

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way,	Parsippany,	New Jersey	07054
(Address of principal executive offices)			(Zip Code)

(973) 822-7000

(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 21, 2024, Dr. Linda Rhodes retired from the Board of Directors of Zoetis Inc. (the “Company”), prior to the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) in accordance with the Company’s director retirement policy.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 22, 2024, the shareholders of the Company voted at the Annual Meeting to approve an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate”) to provide for the exculpation of certain officers as permitted by the Delaware General Corporation Law (the “Officer Exculpation Amendment”). The Officer Exculpation Amendment became effective upon the filing of a Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware on May 22, 2024.
The foregoing description is qualified in its entirety by reference to the full text of the Restated Certificate, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As discussed under Item 5.03 of this Current Report on Form 8-K, on May 22, 2024, the Company held the Annual Meeting. At the Annual Meeting, the Company’s shareholders voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2024 (the “Proxy Statement”). There were 409,814,618 shares of common stock present at the Annual Meeting in person or by proxy, which represented 89.68% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on March 28, 2024 (the “Record Date”).

The shareholders of the Company voted on the following proposals at the Annual Meeting:

1. To elect twelve directors, all of whom are currently serving on the Company’s Board of Directors, each to serve for a one-year term until the 2025 Annual Meeting of Shareholders or until each director’s successor has been elected and qualified, or until each director’s earlier death, resignation or removal.
2. A non-binding advisory vote on the compensation program for the Company’s named executive officers as disclosed in the Proxy Statement.
3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
4. To approve the Officer Exculpation Amendment to the Company’s Certificate.
5. To approve a shareholder proposal regarding our director resignation policy.
The voting results for each of these proposals are detailed below.
1. Election of Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul M. Bisaro	383,022,726	3,222,810	469,213	23,099,869
Vanessa Broadhurst	383,268,965	2,987,544	458,240	23,099,869
Frank A. D'Amelio	371,306,046	14,927,709	480,994	23,099,869
Gavin D.K. Hattersley	385,632,658	611,611	470,480	23,099,869
Sanjay Khosla	381,207,560	5,040,685	466,504	23,099,869
Antoinette R. Leathersberry	385,334,023	920,592	460,134	23,099,869
Michael B. McCallister	377,861,930	8,152,699	700,120	23,099,869
Gregory Norden	369,774,663	16,469,285	470,801	23,099,869
Louise M. Parent	367,398,890	18,134,146	1,181,713	23,099,869
Kristin C. Peck	382,192,337	4,058,321	464,091	23,099,869
Willie M. Reed	379,076,075	7,170,264	468,410	23,099,869
Robert W. Scully	373,839,021	12,401,356	474,372	23,099,869

Each of the twelve nominees for director was elected to serve for a one-year term until the 2025 Annual Meeting of Shareholders or until each director’s successor has been elected and qualified, or until each director’s earlier death, resignation or removal.
2. Advisory Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
351,133,259	34,984,587	596,903	23,099,869
The shareholders approved, on a non-binding advisory basis, the compensation program for the Company’s named executive officers as disclosed in the Proxy Statement.
3. Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
401,445,315	7,895,412	473,891	—
The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
4. Officer Exculpation Amendment

Votes For	Votes Against	Abstentions	Broker Non-Votes
345,312,397	40,680,868	721,484	23,099,869
The shareholders approved the Officer Exculpation Amendment.
5. Shareholder Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,787,299	331,848,848	1,078,602	23,099,869
The shareholders did not approve the shareholder proposal regarding our director resignation policy.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Zoetis Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

Dated: May 23, 2024	By:	/s/ Roxanne Lagano
Roxanne Lagano
Executive Vice President,
General Counsel and Corporate Secretary